EXHIBIT 10.3
[Execution Copy]
September 19, 2005
Pier 1 Funding, L.L.C.
301 Commerce Street
Fort Worth, Texas 76102
Pier 1 Imports (U.S.), Inc.
301 Commerce Street
Fort Worth, Texas 76102
Re: Pier 1 Imports Credit Card Master Trust, Series 2001-1
Ladies and Gentlemen:
          Reference is made to the Certificate Purchase Agreement dated as of September 4, 2001 (as amended, supplemented or otherwise modified from time to time the “Purchase Agreement”) among Pier 1 Funding, L.L.C., as the transferor (the “Transferor”), Pier 1 Imports (U.S.), Inc., as the servicer (in such capacity, the “Servicer”), the Class A Purchasers named therein, and JPMorgan Chase Bank, N.A. (as successor to Morgan Guaranty Trust Company of New York) (“JPMorgan Chase”), as agent (in such capacity, the “Administrative Agent”). The sole Class A Purchasers as of the date hereof are Delaware Funding Corporation, as the Structured Investor, and JPMorgan Chase, as the sole Committed Investor. The Purchase Agreement has been executed and delivered by the parties thereto in connection with the execution and delivery of the Series 2001-1 Supplement dated as of September 4, 2001 (as amended, supplemented, or otherwise modified from time to time, the “Supplement”), among the Transferor, the Servicer and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), as Trustee. Unless otherwise defined herein, terms defined in the Purchase Agreement or the Supplement shall have the meanings ascribed to them therein when used herein.
          Effective as of the date hereof, this letter amends and restates in its entirety the letter agreement regarding fees dated September 7, 2005, relating to the Purchase Agreement and constitutes the Supplemental Fee Letter referred to in the Purchase Agreement.
          The Transferor, the Servicer and the Administrative Agent, hereby agree as follows:
   1. As used in the Purchase Agreement, “Class A Facility Fee Rate” shall mean a per annum rate determined by reference to the senior unsecured debt rating of Pier 1 Imports, in accordance with the pricing grid set out in paragraph 3 below.

     2. As used in the Purchase Agreement, “Class A Utilization Fee Rate” shall mean (a) prior to the occurrence of an Accounting Based Consolidation Event (as defined below), a per annum rate determined by reference to the senior unsecured debt rating of Pier 1 Imports, in accordance with the pricing grid set out in paragraph 3 below, and (b) on and after the occurrence of an Accounting Based Consolidation Event, a per annum rate equal to the sum of the Reserve Increment (as defined below) as computed from time to time and a per annum rate determined by reference to the senior unsecured debt rating of Pier 1 Imports, in accordance with the pricing grid set out in paragraph 3 below. As used herein, (i) “Accounting Based Consolidation Event” means the occurrence of any change in accounting standards or the issuance of any pronouncement or release by any accounting body or any other body charged with the promulgation or administration of accounting standards (including, without limitation, the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the International Accounting Standards Board or the Securities and Exchange Commission) or the occurrence of any change in the interpretation or application of any accounting standard, the effect of which (in any such event) is, in the sole judgment of JPMorgan Chase & Co., to cause or require the consolidation of all or any portion of the assets and liabilities of the Structured Investor with the assets and liabilities of JPMorgan Chase & Co. or any of its Affiliates or the effect of which is to deem all or any portion of the assets and liabilities of the Structured Investor to be consolidated with the assets and liabilities of JPMorgan Chase & Co. or any of its Affiliates; and (ii) “Reserve Increment” means at any time, a percentage equal to the product of (A) 0.40% and (B) a fraction having (1) as its numerator, the lesser of 8.00% and the percentage of reserves that JPMorgan Chase & Co. or any of its Affiliates determines in its sole judgment is required to be maintained against the assets and liabilities of the Structured Investor from time to time following the occurrence of an Accounting Based Consolidation Event and (2) as its denominator, 8.00%.
     3. The following pricing grid shall be used to determine the Class A Facility Fee Rate and the Class A Utilization Fee Rate:

Long-Term Issuer	Rating of Pier 1
Credit Rating	Imports’ Corporate
(Local Currency)	Family		Pricing
			Class A
		Class A Facility	Utilization Fee
S&P	Moody’s	Fee Rate	Rate	Total
BBB+	Baa1	0.15%	0.10%	0.25%
BBB	Baa2	0.20%	0.10%	0.30%
BBB-	Baa3	0.25%	0.15%	0.40%
BB+, BB or BB-	Ba1, Ba2 or Ba3	0.30%	0.20%	0.50%

B+ or B	B1 or B2	0.40%	0.20%	0.60%
B-	B3	0.50%	0.25%	0.75%

In the event of split ratings, the Class A Facility Fee Rate and the Class A Utilization Fee Rate shall be determined by reference to the higher of the two ratings; provided, however, that if there is a difference of more than one notch between the two ratings, the Class A Facility Fee Rate and the Class A Utilization Fee Rate shall be determined by reference to the rating that is one notch higher than the lower of the two ratings.
          This letter shall continue in full force and effect until the termination of the Purchase Agreement in accordance with its terms and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that neither the Transferor nor the Servicer may assign any of its obligations hereunder without the prior written consent of the Administrative Agent.

          THIS LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PROVISIONS.

Very truly yours, JPMORGAN CHASE BANK, N.A. (as successor to JPMorgan Chase Bank), as the Administrative Agent
By:
Name:
Title:

Acknowledged and agreed as of this
19th day of September, 2005:

PIER 1 FUNDING, L.L.C.

By:

Name:
Title:

PIER 1 IMPORTS (U.S.), INC.

By:

Name:
Title:

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